ASSET PURCHASE AGREEMENT


                  THIS ASSET  PURCHASE  AGREEMENT  is made and entered into this
12th day of February, 1997, by, among and between CONTINENTAL CHOICE CARE, INC. ("CCC"), a New Jersey corporation, and its subsidiaries and affiliates identified on Schedule 1 attached hereto (each a "Seller" and collectively, the "Sellers"), and IHS of New York, Inc., a New York corporation (the "Buyer").

                                   WITNESSETH:

                  WHEREAS, Sellers operate certain hemodialysis, peritoneal dialysis, and acute care dialysis facilities identified on Schedule 2 attached hereto (collectively, the "Facilities"), and /or provide fee-based dialysis nursing services, and equipment and services to the Facilities and other third party care givers and programs (the Sellers' operations of the Facilities, together with all nursing services, employment agencies, programs and other activities related to the provision of dialysis services by any of the Sellers, shall be referred to collectively as the "Business"); and

                  WHEREAS, each of the Sellers desires to convey, transfer and assign to Buyer all of its respective assets directly relating to the Business its respective operations at the Facilities, and Buyer desires to purchase such assets from the Sellers;

                  WHEREAS, each of the Sellers desires to sell and transfer to Buyer and Buyer desires to purchase and receive from the Sellers all of the assets owned by the Sellers and which are utilized by the Sellers in or are otherwise connected with the operation of the Facilities (except for certain excluded assets which are described below), for the consideration and upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, FOR AND IN CONSIDERATION of the promises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                  Section 1. Sale of the Business; Allocation of Purchase Price:

                  A. Assets. Upon and subject to the terms and conditions set forth in this Agreement, the Sellers hereby jointly and severally agree to sell to Buyer on or before the date provided in Section 2 hereof, and Buyer agrees to purchase from the Sellers, free and clear of all liens and encumbrances save and except those hereinafter specifically assumed by Buyer pursuant to Section 1.C. hereof, all of the tangible and intangible assets, business and properties owned by the Sellers and/or utilized or otherwise connected with the operation of the Facilities and Business including, without limitation, all right, title and interest  in and to the  furniture;  fixtures;  equipment;  vehicles;  real  and personal property; inventories; disposables; medical supplies (including pharmaceuticals and other supplies held for resale), warranties and service contracts relating to all items transferred to Buyer pursuant hereto; contracts for services or products, including all acute dialysis contracts; patient lists; any goodwill associated with the Business; prepaid expenses; transferable licenses; utility and security deposits; and all other tangible and intangible property currently being used by any Seller in or otherwise directly connected with providing services at the Facilities, or elsewhere in the operation of the Business and any asset located at any Seller's offices which relates to its operations of the Business or at the Facilities including such assets as are listed in detail on Exhibit 1.1 hereto. All of such assets, except for those excluded pursuant to Section 1.B hereof, shall be referred to collectively as the "Assets".

                   B. Excluded Assets. Notwithstanding the above, excluded from the sale shall be all: cash; cash equivalents; accounts receivable; insurance benefit assignments; books of account; Medicare claims receivable for collection losses owned by each Seller; the executory contracts and other agreements not specifically assumed by Buyer pursuant to Section 1.C hereof; the names "Continental Choice Care, Inc.", "Renal Management, Inc.", and any other name substantially similar thereto; and the assets of CCC used in or for administration, collections, accounting and legal functions, including, but not limited to, the assets owned by Renal Management, Inc. (the "Affiliated Entity"). Such assets so excluded hereunder shall be referred to herein as the "Excluded Assets", and shall not constitute part of the Assets.

                  C. No Liabilities. The Assets shall be sold free and clear of all liabilities, liens, charges and encumbrances, and Buyer shall not assume any liability of the Sellers, fixed or contingent, disclosed or undisclosed, at the Closing or otherwise, except those identified on said Exhibit 1.2 hereto, all of which shall be assumed by Buyer (the "Assumed Liabilities"). Except as set forth on Exhibit 1.3, each Seller agrees to satisfy at or before the Closing, all liabilities, indebtedness and obligations which constitute or may give rise to a lien against the Assets other than Assumed Liabilities

                   D. Allocation. The purchase price for the Assets shall be allocated among the Assets in accordance with Exhibit 1.4 attached hereto and incorporated herein by this reference.

                  Section 2.  The Closing:

                  A. The sale and purchase provided in this Agreement shall be consummated at a closing to be held at the offices of Lane Altman & Owens LLP, 101 Federal Street, Boston, Massachusetts 02110 at 10:00 o'clock a.m., on the 10th business day, after compliance with all conditions precedent thereto as specified in Section 7 hereof, whichever shall last occur. The date and event of the sale and purchase are, respectively, hereinafter referred to as the "Closing Date" and the "Closing".

                  B. On the Closing Date, the Sellers shall deliver to Buyer all instruments and documents reasonably necessary for the transfer to Buyer of the Assets to be sold hereunder, such documents and instruments to be in form and substance reasonably satisfactory to counsel to the Buyer and to include the following:

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

                           (i) A general bill of sale containing general warranties of title and which will convey free and clear from all claims, liens and encumbrances, the Assets to be sold pursuant to the terms hereof, except for such liens and encumbrances to which this transfer may be subject or as may be specifically assumed by Buyer, as specified pursuant to
                  Section 1.C of this Agreement.

                           (ii) An  assignment of all  intangibles  owned by and
                  utilized  by  the  Sellers  in  operation  of  the   Business,
                  excluding the Excluded Assets.

                           (iii) Such other  instruments  of sale and assignment
                  as may  be  required  to  effectuate  the  sale  and  transfer contemplated by this Agreement, including the consents necessary to effectuate the transfer of any contract, right, or license, which, by its terms, requires such consent unless one or more specific consents are waived by Buyer on Exhibit 2.1.

At the Closing, the Sellers shall also deliver unto Buyer any releases, subordinations or waivers of security interests against the Assets as Buyer reasonably may require.

                  Section 3.  Payment of Consideration for the Assets:

                  Subject to reduction for liabilities assumed by Buyer or encumbering Assets acquired by Buyer as identified pursuant to Section 1.B hereof, the consideration to be paid by Buyer to the Sellers shall be the sum of Thirteen Million One Hundred Twenty Thousand Dollars ($13,120,000) subject to a reduction of $5,750,000 in the event Buyer should exercise the option to acquire fifty (50%) percent of the shares of Upper Manhattan Dialysis Center, Inc. ("UMDC") as set forth in the Acknowledgment by UMDC Stockholders in this Agreement (the "Purchase Price"). Such consideration shall be payable at the Closing as follows: (a) One Million Dollars ($1,000,000) to be placed in escrow with Crummy, Del Deo, Dolan, Griffinger & Vecchione, P.C., of Newark, New Jersey (the "Escrow Agent") pursuant to the Escrow Agreement attached as Exhibit 3.1 hereto (the "Escrow Agreement") between Buyer, Sellers and Escrow Agent and shall be disbursed in accordance with the terms specified in the Escrow Agreement, and (b) the remainder to be paid in full by wire transfer to an account designated in writing by CCC.

                  Section 4.  Additional Agreements

                  A. Access to Properties and Records. From the date of execution of this Agreement to and until the Closing, the Sellers agree to afford to the authorized representatives of Buyer opportunity to review the books and records of the Business for the purpose of investigating the affairs of the Business and the completion of Buyer's due diligence investigation. From


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

and after the date of execution of this Agreement and until the Closing, the Sellers shall provide Buyer and its agents and employees with copies of all medical, supplies, equipment, personnel, accounts receivable and other financial records relating to patients, equipment, supplies and employees related to the Business, subject to applicable law relating to maintaining privacy of medical records. During such time period, Buyer shall be provided with the opportunity to examine and/or audit the financial statements, books and records of the Sellers relating to the Business and to investigate all aspects of the Business. Information so obtained will be kept confidential by Buyer (except for disclosure to Buyer's accountants, attorneys and other professionals involved in the transaction whose conduct in complying with the confidentiality provisions hereof shall be the responsibility of Buyer) prior to Closing.

                   B. Exclusive Dealings. From the date of execution of this Agreement to and until the earlier of (i) Closing, or (ii) the Termination of this Agreement pursuant to Section 14.A hereof, no Seller shall directly or indirectly, nor shall it authorize or permit any of its directors, officers, employees, affiliates, attorneys, accountants, or other representatives or agents to (i) solicit or encourage submission of any proposal or offer to acquire any of the Facilities, or, (ii) unless it is advised in writing by outside legal counsel experienced in representing public corporations that failure to do so would constitute a breach of fiduciary duty and such written advice is delivered to Buyer, (a) participate in any discussion or negotiations regarding any proposal or offer to acquire the Facilities; (b) furnish to any person other than Buyer, information with respect to the acquisition of the Facilities; or (c) cooperate in any way with or assist or participate in any proposal or offer from any person other than Buyer to acquire the Facilities; and Seller shall give Buyer prompt written notice of any other offer or other proposal received regarding any acquisition of the Facilities, including the terms thereof.

                   C. Medicare Cost Reports. Each Seller shall promptly prepare, submit to Buyer for its review and file Medicare cost reports for the Facilities for all periods up to and including the Closing Date within the time provided by applicable law and regulations.

                  D. Proxy Statement. CCC will prepare and file a preliminary Proxy Statement with the Securities and Exchange Commission ("SEC") as soon as practicable after the date hereof, and will use its best efforts to respond to the comments of the SEC in connection therewith. Promptly after receipt of comments from the SEC, CCC will cause the definitive Proxy Statement to be mailed to the stockholders of CCC in compliance with SEC Regulations and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. Buyer will furnish CCC with such information as the parties may agree is necessary or advisable for the Proxy Statement, and any other statement or applications made by or on behalf of Buyer or the Sellers to any public, governmental or regulatory body in connection with the transaction contemplated by this Agreement and the other transactions contemplated by this Agreement. In connection therewith:

                  (i) The Sellers' jointly and severally shall, without limitation as to time, indemnify and hold harmless the Buyer and its officers, directors, agents and employees, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses, as incurred, arising out of or based upon any untrue or alleged untrue



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




                           statementof a material fact contained in the Proxy Statement, or any communication issued or made with respect to the CCC Stockholder's Meeting (as defined in Section 4.E below), or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Sellers by the Buyer; and

                  (ii) The Buyer shall, without limitation as to time, indemnify and hold harmless CCC and its officers, directors, agents and employees, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Proxy Statement, or any communication issued or made with respect to the CCC Stockholder's Meeting, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as the same are based upon information furnished in writing to the Sellers by, and were approved in writing by, the Buyer.

                  E. Stockholder Approval. CCC shall promptly call, give notice of, convene, and hold a meeting of its stockholders (the "CCC Stockholders' Meeting) for the purpose of voting upon this Agreement, and CCC agrees that this Agreement and the transactions described herein shall be submitted at the CCC Stockholders' Meeting. The CCC Stockholders' Meeting shall be held as soon as permissible and practicable following the date upon which the Proxy Statement is distributed. CCC agrees that the Board of Directors of CCC will recommend that its stockholders adopt and approve the execution, delivery and performance of this Agreement, unless it is advised in writing by outside legal counsel experienced in representing public corporations that to do so would constitute a breach of fiduciary duty, and such written advice is delivered to Buyer.

                  F. Agreement to Vote for Transaction. The Voting Agreement in form attached hereto as Exhibit 4.1 in favor of Buyer will be executed by all parties named therein upon execution of this Agreement. CCC further agrees that it will vote or cause to be voted all shares directly or indirectly owned by CCC in the other Sellers in favor of the transactions contemplated by this Agreement.

                  G. Each of Sellers and Buyer covenant and agree to execute and deliver any and all documents to be executed and delivered at the Closing, to satisfy all conditions to Closing which are solely within the power of such party and to use reasonable best efforts to satisfy all conditions to Closing which are within the power of any third party.

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

                   H. Sellers covenant to complete and deliver to Buyer by February 23, 1997 all schedules, exhibits and due diligence materials.

                  Section 5.  Representations and Warranties of the Buyer:

                           A. Organization/ Authorization.  Buyer represents and
                  warrants unto the Sellers that the Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, that the purchase of the Assets pursuant to this Agreement, and the execution, delivery and performance of any agreements required to be executed, delivered and performed by the Buyer pursuant to this Agreement hereunder do not violate any agreement to which the Buyer is a party, or any law, rule, order, or judgment by which Buyer is bound, and are enforceable in accordance with their terms, and that the execution and delivery of such agreements, and the performance by Buyer of the remaining transactions specified herein or in the schedules, exhibits or documents appended hereto have been duly authorized by the Board of Directors of the Buyer, and the officers of the Buyer who execute such documents have been duly authorized to do so.

                           B. Financial Resources. Buyer has, or will have at the Closing, sufficient financial resources to close the transaction described herein on the Closing Date, assuming that Sellers are not in breach hereunder and all conditions for Closing have been fulfilled. Buyer will deliver to Seller on or before February 14, 1997 a letter from International Health Specialists, Inc. addressed to Seller confirming the foregoing in a form reasonably satisfactory to Seller.

                           C. Licensing. Buyer has no knowledge of any fact or circumstance which would have a material adverse affect on its ability to secure the state or federal authorizations, permits or licenses as conditions of Closing.

                  Section 6.  Representations and Warranties of Sellers:

                  The Sellers, jointly and severally, represent and warrant unto, and covenant with, Buyer that:

                           A. Organization\Authorization. Each of the Sellers is
                  a corporation which is duly organized, validly existing and in good standing under the laws of the state of its organization, as specified in Schedule 1. Other than the Affiliated Entity, none of the Sellers have any direct or indirect interest in any subsidiary, corporation, partnership, limited liability company, joint venture, association or business enterprise otherwise involved with the Business except for that being transferred hereunder. Except for the vote to be taken at the meeting of the Board of Directors and the CCC Stockholder's Meeting, the execution and delivery by

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


                  the Sellers of this Agreement, and the execution and delivery by the Sellers of all agreements required to be executed and delivered by them pursuant to this Agreement, and the consummation of the transactions contemplated hereby, have all been duly authorized by all required or necessary corporate action. The execution and delivery by the Sellers of all agreements required to be executed and delivered by them pursuant to this Agreement and the consummation of the transactions contemplated hereby do not violate, result in the breach of, or conflict with any agreement to which the Sellers, or any one or more of them, is a party or by which the Sellers, or any one or more of them, is or may be bound (except for consents or approvals to be delivered at the Closing and listed on Exhibit 6.0 attached hereto); the terms of any court judgment, rule or order by which the Sellers, or any one or more of them, is bound; or any of the Sellers' organizational documents.

                           B. Financial Statements.  Exhibit 6.1 attached hereto
                  contains: (i) the audited individual balance sheets of Upper Manhattan Dialysis Center, Inc. ("UMDC"), National Nephrology Foundation ("NNF") and CCC and the unaudited balance sheets of all other Sellers except Alpha Administration Corp. who are subject to consolidation, each as of December 31, 1994, and December 31, 1995 and Sellers will further provide the December 31, 1996 balance sheets of such Sellers as they become available; (ii) the audited income statement and statement of changes in financial position of each of UMDC, NNF and CCC and the unaudited income statement and statement of changes in financial position of the other Sellers except Alpha Administration Corp., for the periods ending on December 31, 1994 and December 31, 1995, and Sellers will further provide the audited income statements and changes in financial position of such Sellers as they become available; (iii) the unaudited individual balance sheets of each of the Sellers and the unaudited consolidated balance sheets of all the Sellers who are subject to consolidation as of September 30, 1996, and
                  (iv) the unaudited income statement and statement of changes in financial position of each of the Sellers and the unaudited consolidated income statement and statement of changes in financial position of the Sellers, for the period ending on September 30, 1996 (collectively, the "Financial Statements"). Except for the lack of notes to, and year-end adjustments not reflected in, the unaudited statements, all of the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with that of the preceding years. Each of the Financial Statements is in accordance with the books and records of the applicable Seller, and fairly presents the financial condition of such Seller at the dates and the results of its operations for the periods described therein.


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

                  Except as and to the extent reflected or reserved against in the Financial Statements, no Seller has any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, primary or secondary, direct or indirect (by guaranties, surety contracts, indemnities or otherwise), or otherwise, and whether due or to become due (including bonds posted and guaranties given), other than obligations and liabilities incurred since December 31, 1995 in the ordinary course of the Seller's business.

                           C. Assets. Exhibit 1.1 contains a complete and accurate list, arranged by Seller, identifying and specifying the location, and the direct owner thereof, of all tangible Assets of each Seller or used by any Seller in the operation of the Business, and all warranties related thereto. Each of the Sellers owns and at the Closing will own its respective Assets free and clear of all claims, liens, security interests and encumbrances, except for liens to be discharged or paid off at or before the Closing, those listed on Exhibit 1.3, or for those to be specifically assumed by Buyer at the Closing pursuant to Section 1.C of this Agreement. All of the Assets are now, and as of the Closing will be: (i) in reasonable operating condition and repair (except for those assets designated on Exhibit 1.1 as being retained solely for use as spare parts), (ii) fit for the purpose for which they are used, and (iii) where used or retained for purposes other than spare parts, maintained consistently in accordance with the manufacturer's recommendations. Except as specifically set forth in Exhibit 6.2, to best of each and every Sellers knowledge, the Assets and the use thereof by the Sellers in the Business complies with all applicable governmental laws or regulations, and there are no adverse circumstances or conditions that may interfere with Buyer's use of the Assets in the conduct of the Business immediately after the Closing.

                           D.  Employees.  Attached to this Agreement as Exhibit
                  6.3 is a list of all employees of each Seller who are involved with the Business, the current compensation of such employee, and Sellers will supply the date of hire of each such person on or before February 23, 1997. Except as set forth in such exhibit, no Seller has a written employment agreement with any employee, and no Seller is a party to any union contract or any qualified or nonqualified pension, profit-sharing, or similar retirement or employee benefit plan, or any other compensation arrangement.

                           E. Inventory.  The inventory of Sellers consists, and
                  at the Closing will consist, of items of a quality and quantity useable in the ordinary course of the Business and is no less inventory than necessary to conduct the Business for fourteen (14) business days.

                           F. Conduct in the Ordinary Course of Business. Between the date of this Agreement and the Closing, each Seller will operate and maintain the Business in the usual course, will take no corporate action out of the ordinary, and will specifically refrain from disposing of any Assets (other than Excluded Assets); increasing the compensation of any of its employees who are to be terminated by Sellers pursuant hereto; creating any liens; incurring any

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


                  indebtedness for borrowed money; entering into, amending or renewing any contracts; entering into any contracts to purchase supplies; or making any unusual payments or distributions to anyone; or entering into other transactions, other than such of these enumerated actions as may arise in the normal and usual course of business as conducted on a day-to-day basis or as may otherwise be approved in writing by Buyer. Notwithstanding the foregoing, Buyer acknowledges and approves the payment for and financing(if desirable) of the dialysis units obtained since July 1996 listed on Exhibit 6.9 hereto. The salary and fringe benefit package of new employees of the Business (if other than consistent with past practices), and the identity of and the arrangement with any medical director must be approved in writing by Buyer.

                           G. Compliance with Laws. That, except as disclosed on
                  Exhibit 6.4 hereto, the Sellers' operation of the Business as of this date is, and as of the Closing Date will be in compliance with all applicable laws, rules, and regulations of the city, county, state, and federal governments including without limitation, all applicable health, safety, pollution, equal opportunity (including affirmative action compliance), and ERISA laws or regulations. None of the Sellers is a party to any administrative proceeding before any state Department of Public Health Services or any similar agency, or any other state or federal agency which governs the Business or the operation and conduct of the Business, nor is any administrative order pending as to any such agency. All permits, licenses, accreditations, consents, approvals, franchises, certificates of need, certifications, and other authorizations and the like (the "Licenses", including, without limitation, the licenses to operate the Facilities issued by the New York Department of Public Health Services or New Jersey Division of Health Services, and the Medicare provider numbers issued by the Health Care Financing Administration) necessary to operate the Business have been obtained by each Seller, are valid and in full force and effect, and a list of each is attached as Exhibit 6.5 hereto. None of the Sellers engages in any activity which would cause revocation or suspension of any such License or the like, and no action or proceeding looking to or contemplating the revocation or suspension thereof is pending or threatened, nor have any of the Sellers engaged in any activity which would cause revocation or suspension of any such License of the Buyer following the Closing.

                           H. Litigation.  Except as set forth on Exhibit 6.6 to
                  this Agreement: (i) there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of any Seller) at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency, arbitrator or instrumentality, domestic or foreign, pending or threatened, anticipated or contemplated against, by, or affecting any
                  Seller, or the transactions contemplated by this Agreement, including, but not limited to, any  malpractice  claims;  any such claims,  actions,
                  suits, proceedings or investigations which question or challenge the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby; or which, if valid, would constitute or result in a breach of any representation, warranty or agreement contained herein; and
                  (ii) there is no valid basis for the commencement of any such claims, actions, suits, proceedings or investigations. Sellers will update Exhibit 6.6 hereto, to the Closing Date to include any litigation, proceeding, or material claim of any nature whatsoever pending or threatened against the Sellers or any one of them, and will as of the Closing Date represent that none of the Sellers know or have reasonable grounds to know of any basis for any claim, proceeding or litigation against the Sellers or any one of them, other than the claims, proceedings or litigations listed on Exhibit 6.6, as updated.

                           I. Absence of Changes. Except as set forth on Exhibit
                  6.7 to this Agreement and for changes in the ordinary course of business, since December 31, 1995, there has not been:

                           (i) any actual, pending, threatened, anticipated or contemplated:

                                    (a)  dispute of any kind with any  customer,
                                    client,   supplier,    employee,   landlord,
                                    subtenant or licensee of Seller;

                                    (b)  loss of  contract  rights  or  business
                                    relationships of Seller, or

                                    (c) change, occurrence or situation of any kind, nature or description;

                           which, individually or in the aggregate, has resulted in, or is reasonably likely to result in, a material adverse change in the business, operations, earnings, backlog, prospects, properties, assets, liabilities (absolute, accrued, contingent or otherwise, whether due or to become due), reserves, or condition, financial or otherwise, of Seller;

                           (ii) any material transfer of, or lien or other encumbrance of any nature whatsoever placed on or against any of Seller's property or assets used in the conduct of the Business; or

                           (iii)  any   material   change  in  the  business  or
                           commercial practices customarily followed by Seller.

                  Seller knows of no impending loss of customers, suppliers or employees of Seller that might have a material adverse effect on the Business, or which might prevent Buyer from carrying on such Business in substantially the same manner in which it is carried on at the date of this Agreement.

                           J. Taxes.  Except as disclosed in Exhibit 6.8 hereto:
                  (i) all returns for taxes, including but not limited to, income, sales, use, franchise, excise, property and employment taxes, whether required by any federal, state, or other governmental authority, which are due as of the date hereof for the periods up to and including the date hereof have been, and those which are due as of the Closing Date for periods up to and including the Closing Date will be, duly prepared and filed in good faith by the Sellers, or extensions for filings have been obtained from the appropriate taxing authorities within the prescribed time frames for obtaining extensions;
                  (ii) copies of such returns for the last three completed fiscal years have been provided to Buyer, and all taxes of any kind for which the Sellers are liable have been paid or reserves have been taken and will be preserved therefor; and
                  (iii) there are no pending tax audits or controversies of the Sellers before any state or governmental authority. A complete listing of the tax returns whose filings have been extended is found on Exhibit 6.8. A copy of any tax return whose filing has been extended shall be provided to Buyer when such returns are filed with the appropriate governmental agencies.

                           K. Material Agreements. Exhibit 6.9 lists (each identified to an individual Seller) all leases of real and personal property, employment agreements not specifically detailed in Exhibit 6.3 hereto, service agreements, maintenance agreements, medical director agreements, agreements for acute dialysis, hemodialysis and peritoneal dialysis services, agreements for the sale or purchase of supplies, services and other goods, and all other material contracts relating to the Business to which the Sellers, or any one or more of them, are a party or by which the Sellers, or any one or more of them, may be bound in excess of $5,000. Complete copies of such documents have been delivered to Buyer. The obligations of the Sellers under each of the executory contracts relating to the Business to which the Sellers, or any one or more of them, are a party or may be bound are current, and none of the Sellers is in default in performance of the obligations to be performed by Sellers under such contracts so listed in such exhibit, and none of the Sellers has received notice of intention to terminate any such agreement pursuant to the termination rights provided therein and/or of any alleged default on behalf of Sellers under any such contract nor are the Sellers aware of any act or omission on behalf of any of the Sellers or any event which with the passage of time will entitle any party to any such contract other than the Sellers to declare a default thereunder or to entitle such party to terminate any such contract.

                           L. ESRD  Programs\Surveys.  Each of the Facilities is
                  certified under the conditions of coverage and participates in the federal Medicare program as an end-stage renal disease ("ESRD") facility providing ESRD services. Each Seller has delivered to Buyer complete and correct copies of all surveys, reports or deficiency notices concerning the Facilities by the Medicare program, the state survey agency, the Medicaid program or the Kidney Disease Program; and all corrective actions set forth in any filing by the Sellers in response to deficiencies identified by: (i) the New York or New Jersey Departments of Health, or (ii) the
                  federal Department of Health and Human Services, in any monitoring survey of any Seller (all of which have been delivered to Buyer), have been accepted by such agency and completed by such Seller, and that, to the best knowledge of Sellers, no further deficiencies exist. Except as set forth on
                  Exhibit 6.10 hereto, the Medicare certification of each Facility is in full force and effect and no violation of the conditions and standards of coverage, participation or certification with respect to the Facilities exists and, to each Seller's knowledge, no event or circumstances exist which with the giving of notice or passage of time, or both, would constitute a material violation thereof such as to have an adverse effect upon the use or operation of the Assets or Business by the Buyer following the Closing.

                           M. No Falsehoods or Omissions.  No statement  made by
                  any Seller in any certificate, document, list or exhibit furnished to Buyer in connection with this transaction contains or will contain any untrue statement of a material fact, or omits to state or will omit to state a material fact necessary to make the statement contained herein or therein in light of the circumstances under which it was made not misleading. True and correct copies of all documents referred to on the exhibits hereto as currently in effect, have been delivered to Buyer.

                           N.  Insurances.  Exhibit  6.11(a) is a list and brief
                  description  of all  policies  or binders of fire,  liability, product  liability,  worker's  compensation,  health and other forms of insurance policies or binders currently in force insuring the Sellers against risks which will remain in full force and effect (or will be replaced by substantially similar coverage) at least through the Closing Date. Exhibit 6.11(b) contains a description of all malpractice liability insurance policies of the Sellers. Except as set forth on Exhibit
                  6.11(c), (i) no Seller has ever filed a written application for any insurance coverage which has been denied by an insurance agency or carrier and (ii) each Seller has been continuously insured for professional malpractice claims for the lesser of (a) the period from the inception of such Seller until the date hereof or (b) the past seven (7) years. Exhibit 6.11(c) also sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence, filed by such Seller during the three (3) year period immediately preceding the Closing Date, including but not limited to, worker's compensation, general liability, environmental liability and professional malpractice liability claims. None of the Sellers is in material default with respect to any provision contained in any such policy and none of the Sellers has failed to give any notice or present any claim under any such policy in due and timely fashion.

                           O.       [Reserved]

                           P. Patient List.  Attached Exhibit 6.12 is a complete
                  and correct list ("Patient List") of all ESRD in center and home based patients, and all other patients receiving dialysis services and supplies from the Sellers as of the date thereon, which date is no earlier than February 1, 1997.

                           Q. Physician List. Attached Exhibit 6.13 is a complete and correct list ("Physician List") of all physicians or groups of physicians ("Physicians") attending or admitting patients to the Facilities, indicating the number of patients appearing on the Patient List admitted by each, and the Facility to which they are admitted.


                  Section 7.  Conditions to Obligations of Buyer:

                  The obligations of Buyer under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless such are waived by Buyer in writing:

                           A. The Sellers  shall at Closing on the Closing  Date
                  deliver to Buyer UCC and lien searches dated within five (5) days of the Closing Date in which all liens against any Seller or the Business are listed.

                           B. All of the terms,  covenants,  and  conditions  of
                  this Agreement to be complied with or performed by the Sellers at or before the Closing Date shall have been duly complied with and performed by them, and all representations and warranties of the Sellers made in or pursuant to this Agreement shall be true, accurate and complete as of the Closing Date as if made on and as of that date; and each Seller shall have delivered to Buyer their certificates to the foregoing effect.

                           C. All  executory  contracts  being  assumed by Buyer
                  shall have been assigned by the Sellers to Buyer unless otherwise agreed.

                           D. Each Seller shall have obtained at its sole expense such written consents and/or approvals as may be required by Buyer from all creditors, lessors, or other persons in form and content reasonably satisfactory to Buyer that the proposed sale of the Assets, including the assignment of contracts, will not result in a breach, declaration of default, or otherwise adversely affect any debt, lease, agreement or other obligation or contract or liability of such Seller except as may be waived in writing by Buyer.

                           E. That the  Sellers  shall  deliver  to the Buyer at
                  Closing an opinion of counsel to the Sellers in form and substance satisfactory to counsel for Buyer, to the effect that, as of the Closing:

                                    (i)  Each  Seller  is  a  corporation   duly
                           organized, validly existing and in good standing under the laws of the state of its incorporation;

                                    (ii) Each Seller has full corporate power to
                           carry out the transactions provided for in this Agreement; all corporate and other proceedings required to be taken by or on the part of each Seller to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement have been duly and validly taken; and this Agreement has been duly and validly authorized, executed, and delivered by each Seller and is a legally binding obligation of each Seller enforceable in accordance with its terms;

                                    (iii) Neither the sale of the Assets nor the
                           transactions contemplated by this Agreement require compliance by any Seller with the provisions of any statutes or regulations applicable to the transaction contemplated by this Agreement, other than potentially the New York or Connecticut Bulk Sales Act; and

                                    (iv) The consummation of this Agreement will
                           not (a) give rise to or cause any default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement, or any other instrument or obligation to which any Seller is a party or by which it or any of its properties or assets may be bound which are known to counsel after reasonable inquiry of the Sellers, or (b) violate any court order, writ, injunction, or decree applicable to any Seller or any of its properties or assets.

                  Such opinion of counsel may take exception for or be subject to matters such as the rights of creditors generally and the discretion of a court to grant equitable remedies, and once prepared shall be appended hereto as Exhibit 7.1 to this Agreement.

                           F. Alpha Administration Corp. shall have received all
                  necessary approvals for, and closed its acquisition of, all of the assets of the South Bronx Kidney Center, on substantially the terms set forth in the pleadings filed in the December 1996 action entitled In the Matter of the Application of National Nephrology Foundation, Inc., in the Supreme Court of the State of New York; and all assets to be acquired thereby have been listed on Exhibit 1.1 hereof, and otherwise comply with all of the representations and warranties of Sellers herein contained.

                           G. The  transactions  contemplated  hereby shall have
                  been approved by all applicable federal, state and other governmental authorities and agencies which are required to approve same including, but not limited to, any approvals (or expiration of applicable waiting periods) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The parties agree to prepare in good faith and to prosecute with due diligence all applications for the governmental approvals.

                           H. The execution and  consummation of this Agreement,
                  the representations, warranties and covenants of Sellers herein contained, and the transactions described herein shall have been fully ratified, adopted and approved by the Board of Directors and the Stockholders of UMDC, and this document shall have been duly executed on behalf of UMDC by March 31, 1997 or Buyer shall have exercised the option on UMDC shares set forth at the foot of this Agreement.

                           I. The execution and  consummation of this Agreement,
                  the representations, warranties and covenants of Sellers herein contained, and the transactions described herein shall have been fully ratified, adopted and approved by CCC's Board of Directors by February 23, 1997 and by the Stockholders of CCC. By February 24, 1997, CCC shall certify that its Board has approved the execution and delivery of this Agreement and all Schedules, Exhibits and due diligence materials required of Sellers shall have been delivered to Buyer.


                           J. CCC shall have entered into a Consulting Agreement
                  with Buyer agreeing to provide the services of certain officers of Seller identified therein in the form attached hereto as Exhibit 7.2, and each of the Sellers and the Affiliated Entity, and the respective executive officers, directors and affiliates of each, shall have entered into a Non-Competition Agreement with Buyer in the form attached hereto as Exhibit 7.3.

                           K. The Sellers shall have  purchased  tail  insurance
                  for extension of protection afforded by the current policies of liability insurance for at least a five year period as provided in Section 12.C herein, or shall have demonstrated to Buyer's satisfaction in its sole discretion, that the policies they have in place will provide coverage in all respects identical to that which would be provided by such tail insurance.

                           L. Effective at Closing, (i) all employees of the Facilities and the Business designated by Buyer shall have been terminated by the Sellers and hired by Buyer (with the exception of the administrative employees of CCC's corporate office), (ii) all accrued salary, sick leave and vacation time shall be paid to such employees by the Sellers, and (iii) all employee benefit plans shall have been treated by Sellers as partially terminated with respect to such employees, unless such plans are fully terminated by the Sellers.

                           M. On or before the  Closing  Date,  the Buyer  shall
                  have been duly licensed in the States of New York, New Jersey and Connecticut, as applicable, to operate the Facilities and the Business as it is operated by the Sellers on the date hereof, and Buyer shall have obtained or applied for a Medicare provider number for the Facilities and all other necessary accreditations, authorizations, consents and approvals necessary to operate the Business, the Buyer agreeing to use reasonable best efforts with respect to obtaining the same.

                           N. On or before the Closing, Buyer shall have entered
                  into an agreement with one or more nephrologist(s) to act as medical director(s) of each of the Facilities; provided however that this condition shall be deemed to have been met unless Buyer shall have failed to enter into agreements with such nephrologists as it, in its sole discretion, has identified as candidates for such position(s), after having made offers of compensation and other terms of employment reasonably similar to those enjoyed by individuals currently in Buyer's employ in similar positions; and provided further that if Buyer determines to offer any of Sellers' existing medical directors a continuing position (and makes no other offer) the condition will not be deemed to have been met if Buyer fails to offer such physician compensation at least equal to that which he has been receiving as of December 31, 1996.

                           O. Buyer shall have completed its  investigation  and
                  examination of the ownership, condition, and nature of the Assets; the financial condition and operations of each Facility; and the business, affairs, books and records of each of the Sellers in a "due diligence investigation"; and the results thereof shall have been deemed acceptable by Buyer in its sole discretion with respect to each Seller. Such condition shall be deemed satisfied unless Buyer shall notify Sellers in writing on or before March 15, 1997, or such later date as may be two weeks following the receipt by Buyer of the December 31, 1996 edition of the Financial Statements, as to the matters which are not acceptable, or as to which matters have not been fully disclosed.


                  Section 8.  Conditions to Obligations of Sellers:

                  All obligations of the Sellers under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any or all of which may be waived by the Sellers:

                           A. All the terms,  conditions,  and covenants of this
                  Agreement to be complied with and performed by Buyer at or before the Closing Date shall have been duly complied with and performed.

                           B. Buyer shall have delivered to the Sellers at Closing an opinion of its counsel that as of the Closing Date:

                                    (i)  The   Buyer  is  a   corporation   duly
                           organized, validly existing and in good standing under the laws of the state of its incorporation;

                                    (ii) The Buyer has full  corporate  power to
                           carry out the transactions provided for in this Agreement; all corporate and other proceedings required to be taken by or on the part of Buyer to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement have been duly and validly taken; and this Agreement has been duly and validly authorized, executed, and delivered by Buyer and is a legally binding obligation of Buyer enforceable in accordance with its terms; and

                                    (iii) The execution of this  Agreement,  and
                           the exhibits thereto, and such additional documents required to be executed or delivered by the Buyer and the consummation of the transaction contemplated hereby do not violate any agreement to which the Buyer is a party which is known to counsel after reasonable inquiry of the Buyer, or any court order, injunction or decree applicable to Buyer, and are enforceable in accordance with their terms.

                  Such opinion of counsel may take exception for or be subject to matters such as the rights of creditors generally and the discretion of a court to grant equitable remedies, and once prepared shall be appended hereto as Exhibit 8.1 to this Agreement.

                           C. Buyer shall have  assumed the  obligations  of the
                  Sellers under the contracts it agrees to assume as identified on Exhibit 1.2 hereof, subject to the required consents and approvals of third parties disclosed herein.

                           D. The execution and  consummation of this Agreement,
                  the representations, warranties and covenants of Sellers herein contained, and the transactions described herein shall have been fully ratified, adopted and approved by the Board of Directors and the Stockholders of UMDC, and this document shall have been duly executed on behalf of UMDC or Buyer shall have exercised the option on UMDC shares set forth at the foot of this Agreement.

                           E. Buyer shall have entered into a Consulting Agreement with CCC and the individuals named therein, agreeing to provide the services of certain officers of Seller identified therein in the form attached hereto as Exhibit 7.2.

                           F. The execution and  consummation of this Agreement,
                  the representations, warranties and covenants of Sellers herein contained, and the transactions described herein shall have been fully ratified, adopted and approved by CCC's Board of Directors by February 23, 1997 and by the Stockholders of CCC

                           G. The  transactions  contemplated  hereby shall have
                  been approved by all applicable federal, state and other governmental authorities and agencies which are required to approve same including, but not limited to, any approvals (or expiration of applicable waiting periods) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The parties agree to prepare in good faith and to prosecute with due diligence all applications for the governmental approvals.


                  Section 9.  Risk of Loss:

                  It is understood and agreed that pending the Closing and the parties' delivery of the instruments of transfer referred to in Section 2 hereof, the Buyer does not assume and shall not in any event be responsible or liable for, any loss or damage to any of the properties and assets to be transferred hereunder from any cause whatsoever, whether by fire, casualty or otherwise. In the event any such loss occurs prior to the Closing, or in the event any Facility is closed or interrupted by reason of any event not in the ordinary course of its business, the Buyer shall have the right to terminate this Agreement on written notice to Sellers, or to make an equitable adjustment to the Purchase Price reasonably acceptable to Seller with respect to such loss, damage or action. All risk of loss after the Closing shall be borne by Buyer.


                  Section 10.  Adjustments; Prorations:

                 A. The Purchase Price shall be adjusted dollar for dollar for any Assumed Liabilities, other than (i) real estate leases and (ii) except as set forth on Exhibit 1.3.

                  B. Any liability, accrued or unaccrued, for taxes from operation of the Facilities or the Business prior to Closing shall be discharged by the Sellers promptly and in their entirety. Any taxes from operation of the Facilities or the Business after the Closing Date shall be discharged by the Buyer in their entirety. For this purpose, "taxes" shall include federal income taxes, and any and all business related taxes including, but not limited to, franchise and excise taxes, sales and use tax, gross receipt taxes, state and federal employee income tax withholding, Federal Social Security Tax (FICA) withholding, employment taxes, ad valorem personal property taxes, and business or license fees or any other tax applicable to the Facilities or the Business.

In no event shall Buyer be liable for income, transfer, sales, use and other taxes arising from or in connection with the consummation of the transactions contemplated hereby.


                  Section 11.  Indemnification:

                  A. The Sellers jointly and severally agree to indemnify Buyer from and with respect to any and all loss, liability, or additional expense, including reasonable attorney's fees, as Buyer may incur from and with respect to any material misrepresentation made herein, or in any schedule, exhibit or other document executed by the Sellers or delivered by them pursuant to this Agreement, or for any material breach of any Seller's warranties or covenants imposed herein upon the Sellers or made herein by the Sellers, whether due to an undisclosed or understated liability of the Sellers, or from any action or inaction of the Sellers on or prior to the Closing Date, including specifically, but not limited to, any and all expenses, costs and liabilities that may arise as a result of the failure of the parties to comply with the Bulk Sales Acts of the States of New York, New Jersey or Connecticut, if applicable, and to indemnify and hold harmless Buyer and its affiliates from any and all expenses, costs and for liabilities associated therewith.

                  B. The Buyer agrees to indemnify the Sellers from and with respect to any and all loss, liability, or additional expense, including reasonable attorney's fees, as any one or more of them may incur from and with respect to any material misrepresentation made herein, or in any schedule, exhibit or other document executed by Buyer or delivered by it pursuant to this Agreement, or for any material breach of Buyer's warranties or covenants imposed herein upon the Buyer or made herein by the Buyer, whether due to the failure of Buyer to perform an executory contract assumed by the Buyer, or from any action or inaction of the Buyer after the Closing Date, or otherwise.

                  C. The rights of any party seeking recourse under the indemnification provisions of this Agreement must be asserted by filing an action in a court of appropriate jurisdiction or by delivering a written notice of the claim for indemnification to the party from whom indemnification is sought within two (2) years after the Closing Date, unless the claim so asserted
(i) relates to a medical malpractice claim or is attributable to loss, liability, expenses or claims made by any federal, state or local government, governmental agency or governmental payor for health services, in which instance the indemnification claim must be asserted within three (3) years after the Closing Date; or (ii) relates to the failure to pay the proper amount of taxes (as such term is used in Section 10(B) hereof) in which instance the indemnification claim must be asserted within three (3) years from the later of:
(a) the date the tax return for such tax was filed, or (b) the date the tax payment was due to be paid to an appropriate taxing authority, including any extensions; or (iii) relates to any loss, liability or cost described in the last sentence of Section 4.D, in which instance the indemnification claim may be asserted within two years after the date the party claiming indemnification receives notice of such loss, cost or liability.

                  D. In no event shall there be any recourse by Buyer to the provisions for indemnification under this Agreement unless the amount of loss, liability, or expense actually incurred by Buyer seeking to exercise the right to indemnification under this Agreement exceeds $100,000 with all loss, liability or expense (net of related insurance recovery) associated with this Agreement. In such event the right of any party to enforce this indemnification provision shall be all loss, liability, or expense, not just that in excess of $100,000. Notwithstanding the above, the restrictions set forth in the preceding two sentences shall not apply with respect to: (i) any loss, liability or expense actually incurred which relates to: (i) any liability for taxes as such term is used in Section 10.B. hereof; (ii) any liability or obligation to third parties which is not specifically assumed by Buyer; or (iii) any liability, cost or loss described in Section 4.D(i).

                  E. Notwithstanding the previous provisions of this Section 11, the covenants, warranties, representations, and obligations of the parties regarding: (i) Buyer's obligation to indemnify the Seller for the executory contracts and agreements assumed pursuant to Section 1.B. shall survive for the life of such contracts and/or agreements; (ii) the parties' obligations and covenants which by the terms hereof are to be performed hereafter, shall survive for the periods within which such performance is to occur, plus 180 days; and
(iii) Sellers' warranties and representations of title shall not expire.


                  Section 12.  Post-Closing Covenants:

                  A. Cooperation. The Parties agree to cooperate with each other in the preparation and filing of any federal, state or other governmental reports or filings required to be filed by any of them as a result of or with respect to the transactions contemplated hereby. Each such return, report or filing shall be reviewed by the non-filing parties, and its truth and accuracy confirmed, to the best of such parties' knowledge, in writing, such that the return may be timely filed.

                  B. Discharge of Debts. Sellers jointly and severally agree promptly and in due course to discharge any and all of the debts, claims, and expenses of each Seller which relate to the Business or the Facilities and which are not specifically assumed or agreed to be discharged by Buyer pursuant to this Agreement. The liabilities to be discharged by the Sellers shall include without limitation: [i] all short-term or long-term liabilities of the Sellers, whether or not shown on the books of the Sellers as of the Closing; [ii] any liabilities whether or not required by GAAP to be recorded on the books of the Sellers for accrued vacation and sick pay leave, compensatory time medical insurance benefits, qualified plan benefits and other employee-related obligations through the Closing; [iii] all taxes which relate to the operation of the Business by the Sellers through the Closing, including liability of the Sellers for federal income taxes or New York, New Jersey or Connecticut franchise and excise taxes, sales, use or other taxes for that portion of 1997 which ends with the Closing Date; [iv] liability for all sums payable to third parties for goods or services ordered by, shipped to or received by the Sellers at or prior to the Closing; and [v] within 5 months after the Closing, all other obligations of the Sellers of any kind whether known or unknown, except for executory contracts, which exist as of the Closing or which arise after the Closing and are based on any act, omission, transaction or circumstance occurring on or before the Closing unless such liability is specifically assumed or agreed to be discharged by Buyer pursuant to this Agreement, and any other liability from the provision of services by the Sellers on or prior to the Closing.

                  C. Tail Insurance. Each Seller shall maintain in force and effect for five (5) years from the Closing Date the Tail Insurance Coverage relating back five (5) years prior to the Closing Date, as defined in this Section. Each Seller shall deliver to Buyer at the Closing and on each of the successive anniversaries of the Closing Date a certificate of insurance evidencing the Tail Insurance Policy. The "Tail Insurance Coverage" shall be health care services professional liability converge with its current insurers or a financially sound and reputable insurance company or association selected by each Seller with limits of liability of $1,000,000 per loss and $3,000,000 annual aggregate, naming each Seller, its individual shareholders or successor in interest, as may be appropriate, as an insured and covering the health care services professional liability risk arising out of such Seller's operation of the Business and the Facilities on or before the Closing Date. In the alternate, Seller shall have demonstrated to Buyer's satisfaction in its sole discretion, that the policies they have in place will provide coverage in all respects identical to that which would be provided by such Tail Insurance.

                  D. Tax Matters. Each party will provide the other such assistance as may be reasonably requested in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes, and each will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section or pursuant to any other Section hereof providing for the sharing of information or the review of any tax return or other schedule relating to taxes shall be kept confidential by the parties and shall not be used to the detriment of the other party or for the benefit of the requesting party.

                  E. Records and Documents. For seven (7) years following the Closing Date, Sellers shall grant to Buyer and its representatives, at Buyer's request, at such reasonable times during regular business hours as may be requested by Buyer, access to and the right to make copies of those records and documents related to the operation of the Business, and Facilities or the Assets prior to the Closing Date, possession of which is retained by each Seller as Buyer may deem to be reasonably necessary or useful in regard to the Business, the Facilities or the Assets. If during such period any Seller elects to dispose of such records, such Seller shall first give Buyer 90 days' written notice during which period Buyer shall have the right to take such records.

                  Section 13.  Expenses:

                  Each party shall bear its own expenses and costs, including, without limitation, all counsel fees and fees of finders or brokers, and transfer taxes. Neither party knows of the existence of any person entitled to a finders or brokers fee as a result of the negotiations relative to or consummation of this transaction.


                  Section 14.  Termination:

                 A. Any party to this Agreement may terminate this Agreement with the prior authorization of its board of directors as provided below:

                           (i) the  parties  may  terminate  this  Agreement  by
                  mutual written consent at any time prior to the Closing Date;

                           (ii) the Buyer may terminate this Agreement by giving
                  written notice to the Sellers at any time prior to or at the Closing, (a) in the event that any Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, (b) if Buyer shall determine that: (I) the transaction has become inadvisable or impracticable by reason of the institution or threat by any state, local or federal governmental authorities or by any other person of material litigation or proceedings against any of the parties hereto or any of the entities controlled by or affiliated with such entities pertaining to or affecting the transaction; or (II) the business or assets or financial condition of any of the Sellers hereto individually, or in the aggregate, has been materially and adversely affected, whether by reason of changes or developments or operations in the ordinary course of business since December 31, 1996, or (c) if the Closing shall not have occurred on or before September 30, 1997, and the failure to so close relates to conditions not met by Sellers;

                           (iii) the Sellers may  terminate  this  Agreement  by
                  giving written notice to the Buyer at any time prior to or at the Closing: (a) in the event that Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect; (b) the transaction has become inadvisable or impractical by reason of the institution or threat by any state, local or federal governmental authorities or by any other person of material litigation or proceedings against any of the parties hereto or any of the entities controlled or affiliated with such entities pertaining to or affecting the transaction; or (c) if the Closing shall not have occurred on or before September 30, 1997 and the reason for the failure to so close relates to conditions not met by Buyer; or

                           (iv) notwithstanding the provisions of clauses (ii) or (iii) hereof, either the Sellers or Buyer may terminate this Agreement by giving written notice to the other party if the requisite governmental approvals and licenses have not been obtained by August 31, 1997 but not sooner, despite the reasonable best efforts of the terminating party, unless extended by the mutual consent of the parties.

If Buyer or Sellers asserts or assert the existence of a breach pursuant to clauses (ii) or (iii) of this Section 14.A., the party asserting such breach shall so notify the other party in writing. Such notice shall include a specific statement as to the act, omission or breach which specifically sets forth the corrective action which the party asserting such breach contends is necessary to cure the breach, or if no such cure is possible, a statement to that effect. The other party shall be given a period of thirty (30) days within which to cure such alleged breach, if capable of being cured, and the closing of the transaction shall be extended during such thirty (30) day period.

                  B. If any Party terminates this Agreement pursuant to Section 14.A. above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however that the confidentiality provisions contained in the first sentence of Section 15 below and Section 14.C shall survive any such termination.

                 C. If Buyer is not in material breach of its obligations contained herein and if this Agreement is terminated by Buyer by reason of Seller's breach of any representation, warranty or covenant contained in this Agreement, or by Seller or Buyer by reason of the failure of the CCC stockholders to adopt this Agreement or if the meeting of CCC Stockholders to approve this Agreement is not held, and at any time on or prior to the expiration of eighteen 18 months following termination of this Agreement, a definitive agreement is entered into for the acquisition of all or substantially all of the Sellers' equity or assets with a person other than Buyer, or any of its affiliates at an aggregate purchase price in excess of the Purchase Price contemplated in this Agreement, then CCC shall pay Buyer, upon Buyer's request, $500,000. The Sellers acknowledge that the agreement contained in this Section 14.C are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if CCC fails to pay any amounts pursuant to this Section 14.C, and, in order to obtain such payment, legal action is commenced which results in a judgment against CCC therefor, CCC will pay the plaintiff's reasonable costs (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined pursuant to this Section 14.C (computed from the date or dates incurred) at the prime rate of interest announced from time to time by Citibank, N.A. CCC's obligations pursuant to this
Section 14.C will survive any termination of this Agreement.


                  Section 15.  Confidentiality:

                  All information and documents relating to the Facilities obtained pursuant to Buyer's due diligence investigation and not otherwise publicly available shall at all times be treated as confidential by Buyer, and shall not be disclosed to or discussed with any third party (except Buyer's accountants, bankers, counsel, and other advisors) or otherwise utilized for any purpose unrelated to the transactions contemplated by this Agreement. In the event this Agreement is terminated for any reason, all documents relating to the Sellers and the Business obtained by Buyer from Seller in Buyer's due diligence investigation shall be promptly returned to the Sellers.

                  Section 16.  Miscellaneous:

                  A. The parties agree, after the Closing, to do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to consummate the transactions contemplated hereby.

                 B. Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors, and assigns.

                  C. Any notice, request, instruction, or other document to be given hereunder to any party shall be in writing and delivered personally or sent by Certified United States Mail, postage prepaid, return receipt requested, as follows:

         If to the Sellers or     Continental Choice Care, Inc.
         a Seller:                25-B Vreeland Road
                                  P.O. Box 99
                                  Florham Park, NJ 07932
                                  Attn:  Steven L. Trenk, President

         With copies to           Crummy, Del Deo, Dolan, Griffinger & Vecchione
                                  A Professional Corporation
                                  One Riverfront Plaza
                                  Newark, New Jersey 07102
                                  Attn:  David M. Hyman, Esq.

                                                 and

                                  Continental Choice Care, Inc.
                                  25-B Vreeland Road
                                  P.O. Box 99
                                  Florham Park, NJ 07932
                                  Attn:  Jeff Ellentuck, General Counsel

         If to the Buyer:      IHS of New York, Inc.
                                        c/o International Health Specialists,
                                          Incorporated
                                        288 Walnut Street
                                        Newton, MA 02160
                                        Attn: Nelson Shaller, President

         With a Copy to:       Lane Altman & Owens LLP
                                        101 Federal Street
                                        Boston, MA 02110
                                        Attn:  Robert M. Rosen, Esq.


                 Any party may change its address for purposes of this paragraph by giving notice of such change of address to the other party in the manner herein provided for giving notice.

                  D. This instrument contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby and shall not be changed or terminated except by written amendment signed by the parties hereto.

                 E. All exhibits hereto are incorporated herein.

                 F. This Agreement is declared to have been made under the laws of the Commonwealth of Massachusetts. Venue for resolution of any dispute arising out of the provisions of this Agreement shall be Middlesex County, Massachusetts.

                 G. This Agreement may be executed in a number of counterparts and all counterparts executed by Buyer and the Sellers together shall constitute one and the same Agreement.

                  H. Buyer may assign its rights and obligations under this Agreement to a third party subject to Seller's approval, which shall not be unreasonably withheld, or to an affiliate, but no such assignment shall relieve Buyer of its liabilities hereunder.

                  I. This Agreement, including without limitation Section 14C hereof, shall not be legally binding upon or effective against the parties and shall be void ab initio unless duly authorized by the Board of Directors of CCC on or before February 23, 1997. CCC covenants to provide Buyer with written confirmation of such approvals within one business day after action of the Board of Directors.

                  IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.


CONTINENTAL CHOICE CARE, INC.               CONTINENTAL DIALYSIS, INC.


By:      /s/Steven L. Trenk                 By:      /s/Steven L. Trenk
Title:   President                          Title:   President


CHOICE CARE, INC.                           CONTINENTAL   DIALYSIS   OF
                                            THE BRONX, INC.


By:      /s/Steven L. Trenk                 By:      /s/Steven L. Trenk
Title:   President                          Title:   President

CHOICE STAFFING, INC.                       DIALYSIS STAFFING, INC.


By:      /s/Steven L. Trenk                 By:      /s/Steven L. Trenk
Title:   President                          Title:   President


CHOICE CARE INFUSION                        CONTINENTAL DIALYSIS
      SERVICES, INC (Delaware)                    OF LINDEN, INC.


By:      /s/Steven L. Trenk                 By:      /s/Steven L. Trenk
Title:   President                          Title:   President

CHOICE CARE INFUSION                        ALPHA ADMINISTRATION CORP.
      SERVICES, INC (New York)


By:      /s/Steven L. Trenk                 By:      /s/Steven L. Trenk
Title:   President                          Title:   President


UPPER MANHATTAN DIALYSIS
     CENTER, INC.


By:      ____________________________
Title:   ____________________________


IHS OF NEW YORK, INC.


By:      /s/Nelson Shaller
Title:   President

                       ACKNOWLEDGMENT BY UMDC STOCKHOLDERS

         Each of the undersigned hereby jointly and severally represent and warrant to, and covenant and agree that with the Buyer named above, that:

         (1) in the aggregate, they hold 50% of the issued and outstanding voting stock ( the "Shares) of Upper Manhattan Dialysis Center, Inc. ("UMDC");

         (2) promptly after the execution of this document, they will promptly and diligently commence to use their reasonable best efforts to obtain the ratification and adoption of this Agreement by the Board of Directors and Stockholders of UMDC;

         (3) each will vote in favor of such ratification and adoption at all meetings at which such issue is presented; and

         (4)      that,  at the  request  of  Buyer,  but  conditioned  upon the consummation of all transactions contemplated by this Agreement, each will grant Buyer an option on the shares of UMDC owned by him at a price of one million dollars ($1,000,000) for all Shares, which option may be exercised only in whole and not in part, at any time, or from time to time, through the date of Closing, subject to the terms of that certain Shareholder's Agreement among Alvin S. Trenk, Steven L. Trenk, Martin G. Jacobs, Stanley Cortell, Jonathan Lorch and UMDC, with respect to which the undersigned agree to submit for a vote and to vote in favor of waiving all prohibitions against the issuance or exercise of this option in the UMDC Shareholders Agreement and solely upon (i) purchase in full by Buyer on or before the Closing of all sums due to Continental Choice Care, Inc. and its subsidiaries from UMDC and Drs. Lorch and Cortell (which shall not exceed $3,100,000), and (ii) payment in full or release, on or before the Closing, of all guarantees and security deposits (other than those of Drs. Lorch and Cortell) under all loans by PNC Bank to UMDC(which shall not exceed $1,300,000). This option shall not be exercisable in the event UMDC approves and authorizes a sale of its assets pursuant to this Agreement.


                  /s/ Alvin S. Trenk             /s/ Martin G. Jacobs, M.D.
                  Alvin S. Trenk                 Martin G. Jacobs, M.D.


                  /s/ Steven L. Trenk
                  Steven L. Trenk

                                ACKNOWLEDGMENT OF
                     INTERNATIONAL HEALTH SPECIALISTS, INC.


         The undersigned hereby represents and warrants to, and covenants and agree that it does hereby guarantee all obligations of the Buyer under this Agreement to close and pay the purchase price.

                             International Health Specialists, Inc.


                             By: /s/Nelson Shaller
                                 Nelson Shaller, President